EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-154923) and Form S-8 (Nos. 2-76922, 2-96982, 33-17136, 33-27227, 33-34952, 33-58231, 33-58746, 33-61038, 33-64753, 333-23685, 333-38251, 333-45679, 333-72342, 333-79411, 333-133856, 333-132038, 333-159885 and 333-171448) of Colgate-Palmolive Company of our report dated February 24, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 24, 2011